PLAZA 6375
                      SUBLEASE AGREEMENT

   THIS SUBLEASE, made and entered into this 7th day of July, 1998 by and between Hamblin & Company having its principal place of business at 6375 Highland Drive, Salt lake City, Utah 84121, County of Salt Lake, State of Utah, herein referred to as Sub-lessor, and Jeannene Barham, the principal place of business at 6375 S. Highland Drive, City of Salt Lake City, County of Salt Lake, State of Utah, herein referred to as Sub-lessee.
   In consideration of the mutual covenants contained herein, the parties agree as follows:

                          SECTION ONE
                    Description of Premises

   1.1 The Sub-lessor subleases to the Sub-lessee that portion of the Plaza 6375 at 6375 S. Highland Drive, County of Salt Lake,
State of Utah, described more particularly as follows:

   1.2 SUITE D, located as indicated on that particular diagram attached hereto and made a part hereof and designated as Exhibit
"A", said Suite comprising a total of approximately 600 square feet.

                          SECTION TWO
                       Term of Sublease

   2.1 The term of this sublease is 10.5 months, beginning on the 15th day of July, 1998, and terminating on the 1st day of June, 1999, at 12:00 o'clock a.m.

                         SECTION THREE
                           Base Rent

   3.1 The total base rent under this sublease is Six Thousand Three Hundred (6,300.00) Dollars. Sub-lessee shall pay the Sub-lessor that amount in equal installments of Six Hundred (600.00) Dollars each month beginning on the 15th day of July, 1998, succeeding payments of the same amount due and payable on the 15th day of each and every month thereafter during the term of the sublease. If rent is not paid within five (5) days after the date due, the Sub-lessee agrees to pay a late charge of five percent (5%) of the amount of the rent due and late.

   The Sub-lessee further agrees to pay $20.00 for each dishonored bank check and two percent 2% per month on amounts delinquent beyond one month.

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                         SECTION FOUR
                        Use of Premises

            4.1   The premises are to be used for the purpose of:
                       Corporate Office
   Sub-lessee shall restrict its use to such purposes, and shall not use or permit the use of the premises for any other purposes without the written consent of the Sub-lessor, or Sub-lessor' authorized agent.

                         SECTION FIVE
                      Restriction on Use

   5.1 Sub-lessee shall not use the premises in any manner that will increase risks covered by insurance on the premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in the furtherance of Sub-lessee's business purpose. Sub-lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.

                          SECTION SIX
             Waste, Nuisance, or Unlawful Activity

   6.1 Sub-lessee shall not allow any waste or nuisance on the premises, or use or allow the premises to be used for any unlawful purposes.

                         SECTION SEVEN
                Delay in Delivering Possession

   7.1 This shall not be rendered void or voidable by the inability of Sub-lessor to deliver possession to Sub-lessee on the date set forth in Section Two, and Sub-lessor shall not be liable to Sub-lessee for any loss or damage suffered by reason of such a delay, provided, however, that Sub-lessor does deliver possession no later than August 1, 1998. In the event of a delay in delivering possession, the rent for the period of such delay will be deducted from the total rent due under the sublease. No extension of the sublease shall result from delay in delivering possession.

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                         SECTION EIGHT
                           Utilities

   8.1 The Sub-lessor shall furnish electricity, gas and water to the demised premise. The Sub-lessee agrees, however, to avoid excessive use of the heating, air conditioning, lights and water when the premise is not in use.

   8.2 The Sub-lessor reserves the right to review any proposals of the Sub-lessee to add equipment to the premises which may cause or result in a larger than normal use of the above designated utilities.

   8.3 In the event such equipment is installed in the demised premise the Sub-lessor may assess a reasonable amount to the Sub-lessee and the Sub-lessee shall pay said amount at the same time as he pays his monthly lease payment.

            8.4   The Sub-lessee shall provide his own telephone
			    service.

   8.5 If the Sub-lessee has manual override control of the temperature control mechanism within the subleased premises, the Sub-lessee and Sub-lessor agree to abide any law or regulation of the State of Utah or the United States concerning the temperature within the subleased premises. Sub-lessee agrees to hold Sub-lessor harmless and free of any liability resulting from alleged non-compliance with any such law or regulation on account of any alleged act or failure to act where compliance was possible for or within control of Sub-lessee given the facilities and controls made available to Sub-lessee in the subleased premise.

                         SECTION NINE
             Cleaning, Caretaking and Maintenance

   9.1 The Sub-lessor shall be responsible for cleaning and caretaking of all common areas of the Plaza, including landscaping ground maintenance, parking area and common halls and corridors.

   9.2 The Sub-lessor shall provide a common trash collection receptacle and shall provide for the regular collection of trash from said receptacle.

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   9.3   The  Sub-lessee  shall  be  responsible  for  the
cleaning, trash removal to the common receptacle, and general maintenance of the interior portion of the demised premise.

   9.4 The Sub-lessor will make available a janitorial service and the Sub-lessee may employ said services at an additional cost to be determined based on the extent and nature of the services desired.

   9.5 The Sub-lessor shall be responsible for normal repairs to the plumbing system, unless the Sub-lessee or his employees intentionally cause damage to said system.

   9.6 The Sub-lessee shall be responsible for the replacement of any of the following items during the term of the sublease, e.g., carpets, draperies, wall coverings, floor tile, light bulbs, light fixtures and related attachments, and any other hardware items located withing the demised premise. The Sub-lessee further agrees that any redecorating done during the term of the Sublease shall be at the expense of the Sub-lessee.

   9.7 Re-keying Locks: Locks cannot be changed by anyone without permission of Sub-lessor. Work must be done by authorized Sub-lessor's maintenance personnel wit the cost of re-keying being paid by Sub-lessee.

                          SECTION TEN
                           Insurance

   10.1 Sub-lessor shall provide insurance coverage on the building and all portions thereof with the exception of contents belonging to the Sub-lessee.

   10.2 Sub-lessee agrees to provide his own insurance on the contents of the demised premise, and will not make any claim against the Sub-lessor for any loss of his personal property damages or destruction due to fire or other type of loss, unless such a loss is a result of the negligence of the Sub-lessor.

   10.3 Sub-lessee shall further provide liability insurance for losses, damages or injuries which may be incurred or sustained within the interior portion of the demised premise.

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                        SECTION ELEVEN
     Sub-lessor's Written Approval Required for Alteration

   11.1  Except   as   herein  expressly  provided,   Sub-lessee
 shall not make any alterations, improvements, or additions tot he demised premise without the prior written consent of Sub-lessor.

                        SECTION TWELVE
           Upon Original Occupancy by Sub-lessee - -
               Design, Decoration and Remodeling

   12.1 Sub-lessee and Sub-lessor have discussed the condition of the demised premises and Sub-lessee has made a thorough inspection of them. Sub-lessee accepts the demised premises as is.

                       SECTION THIRTEEN
           Alterations to be Property of Sub-lessor

   13.1 All alterations, replacements, changes, additions, manager improvements, and new building service equipment that may be made, erected, installed, or affixed on or in the demised premise during the term of this sublease shall be, and shall be deemed to be, part of the realty and the sole and absolute property of Sub-lessor.

                       SECTION FOURTEEN
                            Parking

   14.1 The parking lot is available to all tenants. There are no assigned parking places.

                        SECTION FIFTEEN
                        Property Taxes

   15.1 Sub-lessor shall be responsible for building and related real property taxes.

   15.2 Sub-lessee shall be responsible for any taxes assessed against any personal property of the Sub-lessee which may be located withing the demised premise.

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                        SECTION SIXTEEN
           Rental Adjustment for Increased in Direct
          Operating Expenses (Taxes, Utilities, Etc.)

   16.1 The Sub-lessee agrees to pay additional rent for the demised premise to cover yearly increases in the direct operating expenses, amortized tenant improvement costs, etc. for the building complex. This yearly increase in rental rate shall be calculated by the method discussed in the next section, 16.2.

   16.2 Upon each yearly anniversary date during the life of the sublease, the yearly rental rate shall be increased by N/A % and the monthly rental payment shall be adjusted accordingly.

                       SECTION SEVENTEEN
                      Right of Assignment

   17.1 The Sub-lessor has the right to assign this sublease or the right to any sublease payments to any person or corporation.

                       SECTION EIGHTEEN
                    Assignment and Sublease

   18.1 Sub-lessee shall not assign any right or duties under this sublease nor sublet the premise or any part thereof, nor allow any other person to occupy or use the premise without prior written consent of Sub-lessor. A consent to one assignment, sublease or occupation or use by any other person shall not be a consent to any subsequent assignment, sublease, or occupation or use by another person. Any assignment or subletting without consent shall be void. This sublease shall not be assignable, as to the interest of Sub-lessee, by operation of law, without the written consent of Sub-lessor. Sub-lessor shall not unreasonably withhold consent to assignment or sublease of the demised premise by Sub-lessee if Sub-lessee will provide evidence of the financial responsibility of the intended assignee or sub-lessee.

   18.2 The Sub-lessor shall however have the right and power, in considering the approval or disapproval of an assignment or sublease to give preference to another tenant who desires changing location or expanding the size of his subleased space.

                       SECTION NINETEEN
                       Breach or Default

   19.1  Sub-lessee shall have breached this sublease and shall

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be considered in default hereunder if (a) Sub-lessee files a petition in Bankruptcy or insolvency or for reorganization under any bankruptcy act, or makes an assignment for the benefit of creditors, (b) involuntary proceedings are instituted against Sub-lessee under any bankruptcy act, (c) Sub-lessee fails to pay any rent when due and does not make the delinquent payments withing the ten (10) days after receipt of written notice thereof from Sub-lessor, or (d) Sub-lessee fails to perform or comply with any of the covenants or conditions of this sublease and such failure continues for a period of thirty (30) days after receipt of written notice thereof from Sub-lessor.

                        SECTION TWENTY
                  Effect of Breach or Default

   20.1 In the event of a breach of this sublease as set forth in Section Nineteen, the rights of Sub-lessor shall be as follows:
         (a) Sub-lessor shall have the right to cancel and terminate this sublease, as well as all of the right, title, and interest of Sub-lessee hereunder, by giving to Sub-lessee not less than thirty (30) days' notice of the cancellation and termination. On expiration of the time fixed in the notice, this sublease and the right, title and interest of Sub-lessee shall terminate in the same manner and with the same force and effect, except as to Sub-lessee's liability as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

         (b) Sub-lessor may elect, but shall not be obligated, to make any payment required by Sub-lessee herein or comply with any agreement, term, or condition required hereby to be performed by Sub-lessee, and Sub-lessor shall have the right to enter the demised premises for the purpose of correcting or remedying any such default and to remain until the default has been corrected, or remedied, but any expenditure for the correction by Sub-lessor shall not be deemed to waive or release Sub-lessee's default or Sub-lessor's right to take any action as may be otherwise permissible hereunder in the case of any default.

         (c) Sub-lessor may re-enter the premise immediately and remove the property and personnel of Sub-lessee, and store the property in a public warehouse or at a place selected by Sub-lessor, at the expense of Sub-lessee. After re-entry, Sub-lessor may terminate the sublease on giving fifteen (15) days' written

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

notice of termination to Sub-lessee. Without the notice, re-entry will not terminate the sublease. On termination Sub-lessor may recover from Sub-lessee all damages proximately resulting from the breach, including the cost of recovering the premises and the worth of the balance of this sublease over the reasonable rental value of the premises for the remainder of the sublease term, which such sum shall be immediately due Sub-lessor from Sub-lessee.

   After re-entry, Sub-lessor may re-let the premises or any part thereof for any term without terminating the sublease, at the rent and on the terms as Sub-lessor may choose. Sub-lessor may make alterations and repairs to the premise. The duties and liabilities of the parties if the premises are re-let as provided herein shall be as follows:
             (i) In addition to Sub-lessee's liability to Sub-lessor for breach of the sublease, Sub-lessee shall be liable for all expenses of the re-letting, for the alterations and repairs made, and for the difference between the rent received by Sub-lessor under the new sublease agreement and the rent installments that are due for the same period under this sublease.

             (ii) Sub-lessor shall have the right to apply the rent received from re-letting the premises (A) to reduce Sub-lessee's indebtedness to Sub-lessor under this sublease, not including indebtedness for rent, (B) to expenses of the re-letting and alterations and repairs made, (C) to rent due under this sublease, or (D) to payment of future rent under this sublease as it becomes due.

                   If the new Sub-lessee does not pay a rent installment promptly to Sub-lessor, and the rent installment has been credited in advance of payment to the indebtedness of Sub-lessee other than rent, or if rentals from the new Sub-lessee have been otherwise applied by Sub-lessor as provided herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this sublease, Sub-lessee shall pay Sub-lessor the deficiency, separately for each rent installment deficiency period and before the end of that period. Sub-lessor may at any time after a re-letting terminate the sublease for the breach on which Sub-lessor has based the re-entry and subsequently re-let the premises.

      (d) After re-entry, Sub-lessor may procure the appointment of a receiver to take possession and collect rents and profits of the Sub-lessee, and, if necessary to collect the rents and profits the receiver may take possession of the personal property used in the business of Sub-lessee, including inventory, trade fixtures and furnishings, and use them without compensating Sub-lessee. Proceedings for appointment of a receiver by Sub-lessor, shall not terminate and forfeit this sublease unless the Sub-lessor has given written notice of termination to Sub-lessee as provided herein.

                     SECTION TWENTY - ONE
                        Option to Renew

   21.1 Sub-lessee shall have the option to renew this sublease 0 times for an identical term as provided herein for each renewal. Written notice of intention to renew must be furnished Sub-lessor sixty (60) days prior to expiration of the sublease of any renewal hereunder. The rental shall be subject to renegotiation at the time of any renewal, but all other terms and conditions shall remain as provided herein.

                     SECTION TWENTY - TWO
             Unlawful Detailed and Attorney's Fees

   22.1 In case suit shall be brought for an unlawful detailed of the premises, for the recovery of any rent due under the provisions of this sublease, or for Sub-lessee's breach of any other condition contained herein, Sub-lessee shall pay to Sub-lessor a reasonable attorney's fee which shall be fixed by the Court, and such attorney's fee shall be deemed to have accrued on the commencement of the action and shall be paid on the successful completion of this action by Sub-lessor. Sub-lessee shall be entitled to attorney's fees in the same manner if judgement is rendered for Sub-lessee.

                    SECTION TWENTY - THREE
                       Security Deposit

   23.1 Sub-lessee shall deposit Six Hundred Dollars ($600.00) with Sub-lessor as security for return of the premises in proper condition at the end of the sublease term or on earlier termination and forfeiture as provided herein. Sub-lessor may transfer or deliver the security to any bona fide purchase of the real property in the event the property is sold and Sub-lessor shall be discharged from any further liability in reference to the security on giving written notice of that transfer to Sub-lessee. In the event the Sub-lessee returns the premises to the Sub-lessor in substantially the same condition it was received, subject to normal wear and tear, then said deposit shall be returned to the Sub-lessee within thirty (30) days after the Sub-lessee has vacated the premises.


                     SECTION TWENTY - FOUR
                         Holding Over

   24.1 If Sub-lessee holds possession of the premises after the term of this sublease, Sub-lessee shall become a tenant for month to month on the terms herein specified, but at a monthly rental rate equal to the monthly rental rate in effect under the sublease for the final month of the sublease term payable monthly in advance on the first day of each month, and Sub-lessee shall continue to be a month-to-month tenant until the tenancy shall be terminated by Sub-lessor upon 30 days written notice to Sub-lessee, or until Sub-lessee has given the Sub-lessor a written notice at least sixty (60) days prior to the date of termination of the monthly tenancy of his intention to terminate the tenancy.

                     SECTION TWENTY - FIVE
               Remedies of Sub-lessor Cumulative

   25.1 The remedies herein given to Sub-lessor shall be cumulative and the exercise of any one remedy by Sub-lessor shall not be to the exclusion of any other remedy.

                     SECTION TWENTY - SIX
                        Quiet Enjoyment

   26.1 Sub-lessor warrants that it is seized with good and sufficient title to the entire premises, and further covenants that if Sub-lessee shall discharge the obligations herein set forth to be performed by Sub-lessee, then Sub-lessee shall have and enjoy the quiet and undisturbed possession of the Subleased Premises without hindrance or interference from Sub-lessor or any other person lawfully claiming by, through, or under Sub-lessor.

                    SECTION TWENTY - SEVEN
                       Buyout Provision

   27.1     None.

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IN WITNESS WHEREOF, the parties have executed this sublease at
SALT LAKE CITY, UTAH, the day and year first above written.

Sub-lessor


____________________________________


Sub-lessee


____________________________________

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